Exhibit 99.1

Jerash Reports Fiscal First Quarter 2019, Raises Outlook

Expects record second quarter

New York, New York – August 14, 2018 – Jerash Holdings (US), Inc. (Nasdaq: JRSH) (the “Company”), a producer of high quality textile goods for leading global brands, today reported results for its fiscal first quarter 2019 ended June 30, 2018, and forecast record second quarter revenue results.

Fiscal First Quarter 2019 and Recent Highlights:

•	Reported revenue of $18.4 million in the fiscal first quarter 2019;
•	Announced expectations of a record $32 million in revenue for the fiscal second quarter, supported by strong shipments in early Q2;
•	Generated gross profit of 25.4%, increased from 22.7% in the first quarter of the prior year, resulting from increased production efficiency;
•	Generated GAAP operating loss of $525,000, primarily the result of $3.2 million in non-cash stock-based compensation expense associated with equity awards granted at the time of the Company’s IPO, compared with operating income of $3.4 million in the prior year first quarter;
•	Reported net loss of approximately $885,000, or $0.08 per share and reported adjusted net income[1] of $2.7 million, or $0.25 per share, after excluding non-cash stock-based compensation and income tax expense;
•	Reported adjusted EBITDA[1] of $3.0 million, after add back of non-cash stock based compensation expense of $3.2 million compared to adjusted EBITDA of $3.8 million including add back of $0.1 million of non-cash stock based compensation in the prior year first quarter, and
•	Increased the fiscal 2019 revenue outlook to a range of $80 million to $82 million, representing organic growth of 15.4% to 18.3% year-over-year.

Outlook

Jerash raised its revenue forecast to a range of $80 million to $82 million for the fiscal year ending March 31, 2019 (“fiscal 2019”), representing expected organic growth of 15.4% to 18.3% year-over-year. To date, Jerash has confirmed customer orders in excess of $68 million for fiscal 2019, representing more than 83% of the full year revenue target pre-booked.

Additionally, Jerash expects record revenue in the second fiscal quarter of $32 million, in line with the Company’s revised full-year sales outlook. At July 31, 2018, Jerash had shipped substantial second quarter orders, including deferred orders from the fiscal first quarter.

Jerash expects gross profit of approximately 27% for the remainder of the year, continuing the progress made in the last fiscal quarter.

Management Commentary

Choi Lin Hung, Chairman and Chief Executive Officer, stated: “We are off to a strong start in Fiscal 2019, with $18.4 million in revenue in the first quarter, significantly improved gross margin and adjusted net income1 of $0.25 per share which includes the impact of certain first-quarter shipments that were deferred to second quarter due to timing of the Ramadan holiday in 2018 and customer receiving schedules.”

“We are forecasting a record $32 million in second fiscal quarter sales, with a substantial portion already shipped in the first month of the quarter. This now represents the expectation of a first half revenue in excess of $50 million in sales for Jerash, another revenue record.”

“We are also increasing our full year revenue outlook to a range of $80 million to $82 million based on our record first half forecast and now have more than $68 million in confirmed customer orders year-to-date. Perhaps most exciting, this outlook indicates an improved first half and significant growth in the second half of the year compared with fiscal 2018. We anticipate diminished seasonality, with approximately 62% of our revenue in the first half of fiscal 2019, compared with more than 70% of revenue in the first half of fiscal 2018, as we continue to diversify and grow our business.”

 1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of these non-GAAP measures.

“We remain focused on creating shareholder value through the four pillars of our strategy: continued organic growth through additional business with existing and new global customers, further improvements to production efficiency, expansion of our internal capacity and the opportunistic acquisition of complementary facilities and other garment manufacturers. “

“Finally, our internal expansion efforts are progressing well for both the addition of 500,000 pieces in new annual capacity, expected to come online early in 2019, as well as building out our higher margin multi-color screen printing workshop, expected to be ready for orders in approximately three months. We are also evaluating strategic acquisition opportunities and look forward to moving on the right transactions after identifying synergistic opportunities.”

Fiscal 2019 First Quarter Financial Results

Jerash reported revenue of $18.4 million for the fiscal first quarter ended June 30, 2018, a 14% decrease from $21.4 million in the prior year first quarter. Revenue reflected delay of shipments due to the post Ramadan holidays which delayed shipments in the last two weeks of the first quarter this year but had a lesser effect in the prior year quarter. As supported by the level of finished goods inventory, the Company anticipates a record second quarter in excess of $32 million in revenue and has already shipped a substantial amount of these goods in the first month of the second quarter.

Operating expenses were $5.2 million for the fiscal first quarter of 2019, compared with $1.4 million in the prior year first quarter. Operating expenses included $3.2 million in non-cash, one-time stock-based compensation expense related to equity awards granted at the time of the Company’s May 2018 initial public offering. Excluding stock-based compensation, operating expenses were $2.0 million in the first fiscal quarter of 2019, compared with $1.4 million in the prior year quarter. The increase in ongoing operating expenses reflects increased headcount to support revenue growth and public company operating costs. We expect operating expenses to stabilize from this point forward.

Jerash reported adjusted EBITDA1 of $3.0 million, after add back of non-cash stock based compensation expense of $3.2 million compared to adjusted EBITDA of $3.8 million, including add back of $0.1 million of non-cash stock based compensation in the prior year first quarter.

GAAP net loss was $885,000 in the first quarter of fiscal 2019, compared with net income of $3.4 million in the prior year first quarter. The variance was primarily due to timing of revenue between the first and second quarter, and the increase in non-cash stock-based expenses and income tax expense in fiscal 2019. On a pro forma basis excluding stock-based compensation and tax expense, Jerash reported adjusted net income1 of $2.7 million, or $0.25 per share, compared with $3.5 million, or $0.38 per share in the prior year first fiscal quarter. Diluted shares outstanding were 10.8 million in the current quarter, and 9.3 million in the prior year first quarter. A reconciliation of GAAP to non-GAAP measures is provided in the tables accompanying this release.

Cash Flow and Balance Sheet

Cash at June 30, 2018 was $16.6 million, compared with $12.2 million at March 31, 2018. As of June 30, 2018, inventory was $20.0 million.

Conference Call

The Company will conduct a conference call and webcast to review its fiscal 2018 results on Tuesday, August 14, 2018, at 1:00 p.m. ET. Interested parties in the United States can access the call by dialing 877-407-8133; interested parties outside the United States can access the call by dialing +1-201-689-8040. Callers should dial in at least 5 minutes prior to the call start time. A live and archived webcast will be available online in the investor relations section of Jerash’s website at www.jerashholdings.com. A replay of the conference call will be available until August 21, by calling 877-481-4010 from the United States or +1-919-882-2331 from outside the United States and entering conference ID number 36507.

About Jerash Holdings (US), Inc.

Jerash Holdings (US), Inc. (Nasdaq: JRSH) is a manufacturer utilized by many well-known brands and retailers, such as Walmart, Costco, Sears, Hanes, Columbia, Land’s End, VF Corporation (which owns brands such as The North Face, Nautica, Timberland, Wrangler, Lee, Jansport, etc.), and Philip-Van Heusen (which owns brands such as Calvin Klein, Tommy Hilfiger, IZOD, Speedo, etc.). Its production facilities are made up of three factory units and two warehouses and currently employ approximately 2,900 people. The total annual capacity at its facilities is approximately 6.5 million pieces. Additional information is available at http://www.jerashholdings.com.

Non-GAAP Financial Information

This news release contains disclosure regarding adjusted net income, adjusted net income per share, adjusted EBITDA and adjusted EBITDA per share, which are determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures provide supplemental information that may help investors to analyze our net income without regard to the effects of income tax expense and one-time non-cash stock-based compensation. Non-GAAP financial measures have inherent limitations and are not uniformly applied by issuers. Therefore, these non-GAAP financial measures should not be considered in isolation, or as a substitute for comparable measures prepared in accordance with GAAP. The comparable GAAP financial measures and reconciliation to the comparable GAAP financial measures can be found in Appendix A to this document.

Forward Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. When used in this document, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect”, “outlook”, “forecast” and similar expressions are intended to identify forward-looking statements. Such statements reflect Jerash’s current views with respect to future events and are subject to such risks and uncertainties. Many factors could cause actual results to differ materially from the statements made, including those risks described from time to time in filings made by Jerash with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Statements contained in this news release regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Jerash does not intend and does not assume any obligation to update these forward-looking statements, other than as required by law.

Contact:

Richard J. Shaw, Chief Financial Officer

(315) 727-6791

richard.shaw@jerashholdings.com

Matt Kreps, Darrow Associates Investor Relations
(214) 597-8200
mkreps@darrowir.com

JERASH HOLDINGS (US), INC.,

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	March 31,
	2018	2018
ASSETS
Current Assets:
Cash	$12,929,375	$8,597,830
Accounts receivable	13,240,000	5,247,090
Accounts receivable - related party	-	50,027
Inventories	20,007,447	20,293,392
Prepaid expenses and other current assets	1,148,119	1,533,868
Advance to suppliers	2,968,753	1,128,079
Total Current Assets	50,293,694	36,850,286

Restricted cash	3,672,891	3,598,280
Property, plant and equipment, net	2,983,853	2,819,715
Total Assets	$56,950,438	$43,268,281

LIABILITIES AND EQUITY

Current Liabilities:
Credit facilities	$7,059,533	$980,195
Accounts payable	1,134,393	4,776,812
Accrued expenses	1,234,796	1,175,427
Income tax payable	175,000	112,000
Other payables	747,011	878,987
Total Current Liabilities	10,350,733	7,923,421

Income tax payable – non current	1,591,000	1,288,000
Total Liabilities	11,941,733	9,211,421

Commitments and Contingencies

Equity
Preferred stock, $0.001 par value; 500,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 15,000,000 shares authorized; 11,325,000 shares and 9,895,000 shares issued and outstanding as of June 30, 2018 and March 31, 2018, respectively.	11,325	9,895
Additional paid-in capital	14,568,859	2,742,158
Statutory reserve	71,699	71,699
Retained earnings	30,062,765	30,948,006
Accumulated other comprehensive loss	(15,692)	(24,502)
Total Shareholder's Equity	44,698,956	33,747,256

Noncontrolling interest	309,749	309,604
Total Equity	45,008,705	34,056,860

Total Liabilities and Equity	$56,950,438	$43,268,281

JERASH HOLDINGS (US), INC.,

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	For the Three Months Ended June 30,
	2018	2017
Revenue, net	$18,363,085	$21,350,158
Cost of goods sold	13,703,294	16,497,614
Gross Profit	4,659,791	4,852,544

Selling, general and administrative expenses	5,184,620	1,417,556
(including stock based compensation of $3,205,980 and $116,578 for the three months ended June 30, 2018 and 2017, respectively)

Total Operating Expenses	5,184,620	1,417,556

(Loss) Income from Operations	(524,829)	3,434,988

Other Income (Expense):
Other income (expense), net	5,580	(6,316)
Total other income(expense), net	5,580	(6,316)

Net (Loss) Income before provision for income taxes	(519,249)	3,428,672

Income tax expense	(366,000)	-

Net (Loss) Income	(885,249)	3,428,672

Net loss attributable to noncontrolling interest	8	2,818
Net (loss) income attributable to Jerash Holdings (US), Inc.'s Common Shareholders	$(885,241)	$3,431,490

Net (Loss) Income	$(885,249)	$3,428,672
Other Comprehensive Income (Loss):
Foreign currency translation gain (loss)	8,963	(22,316)
Total Comprehensive (Loss) Income	(876,286)	3,406,356
Comprehensive (gain) loss attributable to noncontrolling interest	(145)	3,087
Comprehensive (Loss) Income Attributable to Jerash Holdings (US), Inc.'s Common Shareholders	$(876,431)	$3,409,443

(Loss) Earnings Per Share Attributable to Common Shareholders:
Basic	$(0.08)	$0.37
Diluted	$(0.08)	$0.37
Weighted Average Number of Shares:
Basic	10,822,143	9,315,467
Diluted	10,822,143	9,315,467

JERASH HOLDINGS (US), INC.,

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(885,249)	$3,428,672
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	319,310	287,784
Stock-based compensation expense	3,205,980	116,578
Changes in operating assets:
Accounts receivable	(7,986,340)	(15,282,375)
Accounts receivable – related party	50,026	1,677,582
Inventories	295,875	3,566,791
Prepaid expenses and other current assets	78,141	(88,249)
Advance to suppliers	(1,839,199)	-
Changes in operating liabilities:
Accounts payable	(3,642,986)	2,017,779
Accrued expenses	(428,783)	51,737
Other payables	355,199	(21,397)
Income tax payable	366,000	-
Net cash used in operating activities	(10,112,026)	(4,245,098)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(481,807)	(184,898)
Other receivable - related party	-	336,746
Net cash (used in) provided by investing activities	(481,807)	151,848

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term loan	6,075,835	-
Due from shareholders	-	692,500
Change in restricted cash	(72,788)	-
Net proceeds from issuance of Common stock	8,930,300	1,211,707
Warrants issued to the underwriter	30
Net cash provided by financing activities	14,933,377	1,904,207

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(7,999)	(6,203)

NET INCREASE (DECREASE) IN CASH	4,331,545	(2,195,246)

CASH, BEGINNING OF THE PERIOD	8,597,830	3,654,373

CASH, END OF THE PERIOD	$12,929,375	$1,459,127

Non-cash financing activities
Warrants issued to underwriters in connection with the IPO in fiscal 2019 and the private placement in fiscal 2018	$160,732	$107,900
Prepaid stock issuance cost netted with proceeds from the IPO in fiscal 2019 and the private placement in fiscal 2018	$308,179	$239,105

APPENDIX A – Reconciliation of Non-GAAP Financial Measures

JERASH HOLDINGS (US), INC.,
SUBSIDIARIES AND AFFILIATE

RECONCILIATION OF EBITDA AND PER SHARE AMOUNTS – UNAUDITED

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,
	2018	2017
Net income (loss)	$(885)	$3,429

Income taxes	366	--
Interest expense	43	--
Depreciation and amortization	319	288
Stock-based compensation expense	3,206	117

Adjusted EBITDA	$3,049	$3,834
Adjusted Earnings Per Share
Basic and Diluted	$0.28	$0.41
Weighted Average Number of Shares
Basic and Diluted	10,822	9,315

JERASH HOLDINGS (US), INC.,
SUBSIDIARIES AND AFFILIATE

RECONCILIATION OF ADJUSTED NET INCOME AND PER SHARE AMOUNTS – UNAUDITED

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,
	2018	2017
Net income (loss)	$(885)	$3,429

Stock-based compensation expense	3,206	117
Income taxes	366	--
Adjusted Net Income	$2,687	$3,546
Adjusted Earnings per Share
Basic and Diluted	$0.25	$0.38
Weighted Average Number of Shares
Basic and Diluted	10,822	9,315

JERASH HOLDINGS (US), INC

QUARTERLY HISTORICAL INFORMATION

	FY 2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD
$ in 000s	6/30/2018A	9/30/2018	12/31/2018	3/31/2019

Revenue	$18,363	$-	$-	$-	$18,363
Cost of revenue	13,703	-	-	-	13,703
Gross profit	4,660	-	-	-	4,660
	25.4%				25.4%
Expenses
Selling, general and administrative expenses	5,185	-	-	-	5,185
Total operating expenses	5,185	-	-	-	5,185

Profit (loss) from operations	(525)	-	-	-	(525)

Other income (expense)
Other income (expense) net	6	-	-	-	6
Total other income (expense), net	6	-	-	-	6

Net income (loss) before taxes	(519)	-	-	-	(519)
Income tax (expense)	(366)	-	-	-	125
Net income (loss)	$(885)	$-	$-	$-	$(394)
Net loss attributable to noncontrolling interest	-	-	-	-	-
Net income (loss) attributable to Jerash Holdings (US), Inc.'s Common Shareholders	$(885)	$-	$-	$-	$(885)

Net Income (Loss)	$(885)	$-	$-	$-	$(885)
Other Comprehensive Income (Loss)	-	-	-	-	-
Foreign currentcy translation gain (loss)	9	-	-	-	9
Total Comprehensive Income (Loss)	(876)	-	-	-	(876)
Comprehensive (gain) loss attributable to noncontrolling interest	-	-	-	-	-
Comprehensive Income (Loss) Attributable to Jerash Holdings (US), Inc.s Common Shareholders	$(876)	$-	$-	$-	$(876)

Earnings (Loss) Per Share Attributable to Common Shareholders
Basic	$(0.08)				$(0.08)
Diluted	$(0.08)				$(0.08)

Basic Shares Outstanding	10,822	-	-	-	-
Diluted Shares Outstanding	10,822	-	-	-	-

Adjusted
Net Income (Loss)	$(885)	$-	$-	$-	$(525)
Add back stock based compensation	3,206	-	-	-	3,206
Add back income taxes	366				366
Adj. Net Income	$2,687	$-	$-	$-	$2,687

Adjusted Earnings (Loss) Per Share Attributable to Common Shareholders
Basic	$0.25				$0.25
Diluted	$0.25				$0.25

Adjusted
Net Income (Loss)	$(885)				$(885)
Add back income taxes	366				366
Add back interest expense	43				43
Add back depreciation and amortization	319				319
Add back stock based compensation	3,206				3,206
Adjusted EBITDA	$3,049	-	-	-	$3,049

Adjusted EBITDA Per Share Attributable to Common Shareholders
Basic	$0.28				$0.28
Diluted	$0.28				$0.28

	FY 2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD
$ in 000s	6/30/2017A	9/30/2017A	12/31/2017A	3/31/2018A

Revenue	$21,350	$27,549	$11,544	$8,853	$69,296
Cost of revenue	16,498	20,334	7,791	6,719	51,342
Gross profit	4,852	7,215	3,753	2,134	17,954
	22.7%	26.2%	32.5%	24.1%	25.9%
Expenses
Selling, general and administrative expenses	1,417	1,458	1,558	1,686	6,119
Total operating expenses	1,417	1,458	1,558	1,686	6,119

Profit (loss) from operations	3,435	5,757	2,195	448	11,835

Other income (expense)
Other income (expense) net	(6)	(5)	12	(33)	(32)
Total other income (expense), net	(6)	(5)	12	(33)	(32)

Net income (loss) before taxes	3,429	5,752	2,207	415	11,803
Income tax (expense)	-	-	-	(1,400)	(1,400)
Net income	$3,429	$5,752	$2,207	$(985)	$10,403
Net loss attributable to noncontrolling interest	3	-	-	4	7
Net income (loss) attributable to Jerash Holdings (US), Inc's Common Shareholders	$3,432	$5,752	$2,207	$(981)	$10,410

Net Income (Loss)	$3,429	$5,752	$2,207	$(985)	$10,403
Other Comprehensive Income (Loss)	-	-	-	-	-
Foreign currentcy translation gain (loss)	(22)	46	(54)	14	(16)
Total Comprehensive Income (Loss)	3,407	5,798	2,153	(971)	10,387
Comprehensive (gain) loss attributable to noncontrolling interest	3	0	1	3	7
Comprehensive Income (Loss) Attributable to Jerash Holdings (US), Inc.'s Common Shareholders	$3,410	$5,798	$2,154	$(968)	$10,394

Earnings (Loss) Per Share Attributable to Common Shareholders
Basic	$0.37	$0.61	$0.22	$(0.10)	$1.07
Diluted	$0.37	$0.61	$0.22	$(0.10)	$1.07

Basic Shares Outstanding	9,315	9,577	9,684	9,736	9,736
Diluted Shares Outstanding	9,315	9,577	9,684	9,736	9,736

Adjusted
Net Income (Loss)	$3,429	$5,757	$2,195	$448	$11,835
Add back stock based compensation	117	-	-	-	117
Add back income taxes	-				-
Adj. Net Income	$3,546	$5,757	$2,195	$448	$11,946

Adjusted Earnings (Loss) Per Share Attributable to Common Shareholders
Basic	$0.38	$0.60	$0.23	$0.05	$1.23
Diluted	$0.38	$0.60	$0.23	$0.05	$1.23

Adjusted
Net Income (Loss)	$3,429	$5,757	$2,195	$448	$11,829
Add back income taxes	-	-	-	1,400	1,400
Add back interest expense	-		4	23	27
Add back depreciation and amortization	288	300	311	318	1,217
Add back stock based compensation	117				117
Adjusted EBITDA	$3,834	6,057	2,510	2,189	$14,590

Adjusted EBITDA Per Share Attributable to Common Shareholders
Basic	$0.41	$0.63	$0.26	$0.22	$1.50
Diluted	$0.41	$0.63	$0.26	$0.22	$1.50